Exhibit 10.1

SECOND AMENDMENT TO THE AMENDED AND RESTATED
INVESTMENT MANAGEMENT AGREEMENT

This SECOND AMENDMENT dated as of June l, 2015 to the Amended and Restated Investment Management Agreement ("Agreement") dated as of December 23, 2014 is entered into between WHITE MOUNTAINS ADVISORS LLC, a Delaware limited liability company (the "Advisor"), and ONEBEACON INSURANCE GROUP, LTD., an exempted limited liability company organized under the laws of Bermuda (the "Client"). Capitalized terms used but not defined herein have the meaning set forth in the Agreement.

WHEREAS, the Advisor and the Client are parties ("Parties") to the Agreement; and
WHEREAS, pursuant to Section 18 of the Agreement, the Client and Advisor desires to modify certain terms of the Agreement.

NOW, THEREFORE, the Parties, intending to be legally bound agree as follows:

1. Schedule A of the Agreement, is deleted it in its entirety and replaced with the following Management Fee schedule.

2.	Except as expressly modified by this Amendment, the Investment Management Agreement is hereby ratified and confirmed in full force and effect.

SCHEDULE A

FEE SCHEDULE

1.    Investment Account

Assets Under Management	Annual Fee	Quarterly Fee

Investment Grade Fixed Income:
Up to $1 billion	10 bps	2.500 bps
$1 billion - $2 billion	8.5 bps	2.125 bps
$2 billion - $5 billion	7.5 bps	1.875 bps
Greater than $5 billion	2.5 bps	0.625 bps

Equities	100 bps	25 bps

Exchange Traded Funds (ETFs)	10 bps	2.5 bps

Hedge Funds	100 bps	25 bps

Private Equities:
First 2 Years of Fund's Life (Committed)	100 bps	25 bps
Thereafter (Fair Value)	100 bps	25 bps

Affordable Housing Tax Credit Funds
First Year of Fund's Life (Committed)	100 bps	25 bps
Thereafter (Fair Value)	10 bps	2.5 bps

2.
Treasury Management Services. The Advisor will be paid a quarterly fee for the treasury management services computed at the annual rate of 1.75 basis points (0.0175%) of the aggregate value of the net assets of the Client's Investment Account.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the day and year first above written.

ADVISOR:		CLIENT:

WHITE MOUNTAINS ADVISORS LLC		ONEBEACON INSURANCE GROUP, LTD.

By	/s/ Kevin B. Crawford	By	/s/ Sarah A. Kolar
Print:	Kevin B. Crawford	Print:	Sarah A. Kolar
Title:	CCO	Title:	Secretary

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